STOCK PURCHASE AGREEMENT


                                       BY
                                       AND
                                      AMONG


                        SPORTAN UNITED INDUSTRIES, INC.,
                              A TEXAS CORPORATION,

                                JASON G. OTTESON,


                             PHARMAFRONTIERS, CORP.,
                              A TEXAS CORPORATION,

                                 WARREN C. LAU,

                                       AND

                       OTHER PHARMAFRONTIERS STOCKHOLDERS

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made effective as of May 05, 2004, by and between SPORTAN UNITED INDUSTRIES, INC., a Texas corporation ("SPORTAN"), JASON G. OTTESON ("SPORTAN SHAREHOLDER"), PHARMAFRONTIERS CORP., a Texas corporation ("COMPANY"), WARREN C. LAU ("COMPANY SHAREHOLDER"), and PharmaFrontiers shareholders listed on the signature page are collectively referred to as the "STOCKHOLDERS").


                                    RECITALS

     WHEREAS, the Stockholders are the record and beneficial owner of 6,266,439 shares of common stock of the Company, which represents all of the issued and outstanding common stock of Company ("Company Stock");

     WHEREAS, the Stockholders desires to sell and Sportan desires to purchase from Stockholders all of the Company Stock upon the terms and subject to the conditions hereinafter set forth.

     WHEREAS, the respective Boards of Directors of Sportan and the Company have determined that the exchange is fair to, and in the best interests of, such entities and have duly approved and adopted this Agreement and the transactions contemplated herein;

     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the parties agree as follows:


                                    ARTICLE I
                                    ---------
                                   DEFINITIONS

     As used in this Agreement, the following terms have the meanings indicated:

     1.01.     Closing:  The  consummation  of  the transactions contemplated by
               -------
               this  Agreement.

     1.02.     Closing  Date  shall  mean  the  time  and  date that the Closing
               -------------
               occurs.

     1.03.     Company  Financial Statements shall consist of an audited balance
               -----------------------------
               sheet, statement of income, statement of cash flows, and statement of stockholder's equity of PharmaFrontiers Corp. for the calendar years ended December 31, 2002 and 2003, and an unaudited balance sheet, statement of income, statement of cash flows, and statement of stockholder's equity for the three months ended March 31, 2003 and 2004.

     1.04.     Company Last Balance Sheet Date shall mean the period ended March
               -------------------------------
               31,  2004.

     1.05.     Company Stock shall mean all of the outstanding shares of capital
               -------------
               stock  of  the  Company.

     1.06.     GAAP:  Generally accepted accounting principles.
               ----

     1.07.     Government shall mean any federal, state, local, municipal, or
               ----------
               foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

     1.08.     Intellectual Property means all (a) licenses (including the
               ---------------------
               License Agreement), patents, patent applications, patent disclosures, and improvements hereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate and company names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) computer software, data, code sources and documentation, and improvements thereto, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions whether patentable or unpatentable and whether or not reduced to practice, know-how, processes and techniques, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (f) other proprietary rights, (g) copies and tangible embodiments thereof (in whatever form or medium), and
               (h) other intellectual and intangible property rights, including all registrations and applications therefore, and all continuations, continuations in part, and divisional applications.

     1.09.     Knowledge  means  knowledge  after  a  diligent  and  reasonable
               ---------
               investigation.

     1.10.     License Agreement shall mean the agreement between the University
               -----------------
               of Chicago ("UNIVERSITY") and PharmaFrontiers Corp., effective February 20, 2004 for the licensing of certain rights in inventions conceived or first reduced to practice by the University as Operator of Argonne National Laboratory (ANL) in the performance of work under its U.S. Department of Energy (DOE) Prime Contract No. W-31-109-ENG-38 and any rights appurtenant thereto.

     1.11.    Material  Adverse  Effect  shall  mean any change in the financial
              -------------------------
               condition or operation of the business that would materially affect the Company's business adversely, including, but not limited to, material changes to management, business conditions, or financial condition.

     1.12.    Patent  Application  means  U.S.  Provisional  Application  No.
              -------------------
               60/424,442, filed November 7, 2002 by a particular University which invention generally relates to methods of isolating, culturing, propogating, and differentiating adult stem cells derived from a subset of cultured peripheral blood monocytes.

     1.13.     SEC  shall  mean  the  Securities  and  Exchange  Commission.
               ---

     1.14.     SEC  Filing shall  mean the following:  (a) 10-KSB filed February
               -----------
               26,  2002,  (b) 10-QSB filed April 24, 2002, (c) 10-QSB filed May
               23,  2002,  (d)  10-QSB/A  filed  July 15, 2002, (e) 10-QSB filed
               August 15, 2002, (f) 10-KSB filed January 2, 2003, (g) 10-QSB filed February 19, 2003, (h) 10-QSB filed May 20, 2003, (i) 10-QSB filed August 19, 2003, (j) 10-QSB/A filed August 20, 2003,
               (k) 10-KSB/A filed January 13, 2004, (l) 10-KSB filed January 13, 2004, (m) 10-QSB filed February 13, 2004, (n) 10-KSB/A filed
               March  01,  2004,  and  (o)  DEFR  14C  filed  March  24,  2004.


                                   ARTICLE II
                                   ----------
                                    EXCHANGE

     On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this
Agreement:

     2.01.     Exchange.  The  Stockholders shall assign, transfer and convey at
               --------
the Closing shares of Company Stock to Sportan in exchange for shares of Sportan common stock to be issued in the denominations as set forth in Schedule 2.01.

     2.02.     Purchase  Price.  The purchase price in consideration of the sale
               ---------------
of all the Company shares of common stock shall be shares of Sportan common stock as Scheduled in Section 2.01.

     2.03.     Lock-Up/Leak-Out  Agreement.  As  part  of  the consideration for
               ---------------------------
entering into this Agreement and as a condition of Closing, Messrs. Lau, Mackler, Fritzsche, Jarkesy, Klausmeyer, Strawn and Gow agree to enter a lock-up/leak-out agreement with Sportan in the form attached hereto as Schedule
5.07. As part of the consideration for entering into this Agreement and as a condition of Closing, Jason Otteson, George Jarkesy, and Brewer & Pritchard, P.C. agree to enter a lock-up/leak-out agreement with Sportan in the form attached hereto as Schedule 6.07.7.

     2.04.     Tax  Consequences.  Each  party  shall  be  responsible  for
               ------------------
ascertaining and resolving its own tax consequences resulting from the transaction. No party shall make any representation as to any possible tax consequences arising as the result of the transaction. However, it is intended that the transaction contemplated hereby will qualify as a tax-free reorganization.

     2.05.     Consideration.  The Company Stock referred to in Section 2.01 and
               -------------
the consideration to be paid by Sportan referred to in Sections 2.02 shall constitute all of the consideration to be paid in connection with the transactions contemplated by this Agreement.

     2.06.     The  Closing.   The "Closing" of the transactions contemplated by
               ------------
this Agreement shall be negotiated and concluded between Sportan, the Company, and the Stockholders on or before May 28, 2004 (the "Closing Date"), at the offices of Brewer & Pritchard, P.C., Three Riverway, Suite 1800, Houston, Texas 77056. The Stockholders will transfer to Sportan all of its right, title and interest in and to the Company now held or hereafter acquired by them in exchange for the consideration set forth herein. Such ownership interest in and to the Company will be transferred by the Stockholders to Sportan free and clear of any liens, encumbrances or other obligations.


                                   ARTICLE III
                                   -----------
                        REPRESENTATIONS AND WARRANTIES OF
                     THE COMPANY AND THE COMPANY SHAREHOLDER

     The Company and Company Shareholder hereby agree, represent, and warrant to Sportan, on the date of this Agreement and on the Closing Date, as follows:

     3.01.     Organization  and  Qualification.
               --------------------------------

     (a)       The  Company  is  a  Texas  corporation  duly  organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to conduct its business and is not in breach of, or in default with respect to, any term of its Articles of Incorporation, Bylaws or other organizational documents, except where such breach would not have a Material Adverse Effect. As of the date hereof, the Company has 6,266,439 shares of common stock outstanding which includes shares issued pursuant to several debt conversions. The Company anticipates a debt conversion resulting in 120,000 shares being issued prior to closing, as set forth in Schedule 2.01. The Company has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged, except where the failure to do so would not have a Material Adverse Effect. The Company is duly qualified to transact the business in which it is engaged in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

     (b) The Company does not have and has never had any subsidiaries and does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     3.02.     Capitalization.  The  Stockholders  collectively  own one hundred
               --------------
(100%) percent of the issued and outstanding shares of common stock of the Company, which constitutes all of the outstanding capital stock of Company. The Company Stock is not owned or held in violation of any preemptive right of any other person or entity, is validly authorized, validly issued, fully paid and non-assessable, and is owned of record and beneficially by the Stockholder. The shares of Company Stock held by the Stockholders are free and clear of all liens, security interests, pledges, charges, encumbrances, voting agreements, and voting trusts. Except as set forth in Schedule 3.02, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, convertible debt agreement or other right calling for the issuance of, any shares of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company.

     3.03.     Due  Authorization;  Third  Party Consents.   The Company has the
               ------------------------------------------
right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and no approval or consent of any person other than the Company is necessary in connection with the execution, delivery, or performance of this Agreement. The execution, delivery, and performance of this Agreement by the Company has been duly authorized by its board of directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement constitutes a legal and binding obligation of the Company, and is valid and enforceable against the Company in accordance with its terms.

     3.04.     Litigation.  There  is  not  any  suit,  action,  arbitration, or
               ----------
legal, administrative, or other proceeding or governmental investigation (formal or informal), pending or to the best of Company's or Company Shareholder's Knowledge threatened (or any basis therefor known to the Company or the Company Shareholder), with respect to the Company or the Stockholders (as it relates to the business of the Company), including but not limited to any action or claim under any federal, state, local or other governmental act, rule, regulation, or any interpretations thereof, relating to environmental matters or the protection of the safety and health of persons connected with the Company's business (including but not limited to the transportation, treatment, storage, recycling, disposal, or release into the environment of hazardous or toxic materials or waste), or any basis on which any proceeding or investigation against the Company or the Stockholders might reasonably be undertaken or brought. The Company is not presently engaged in any legal action to recover monies due to the Company, for damages sustained by the Company, or amounts owed to the Company. During the five year period immediately preceding the Closing, the Company has neither received nor been a party to any written notice of violations, orders, claims, citations, complaints, penalties, assessments, court, or other proceedings, administrative, civil or criminal, at law or in equity.

     3.05.     Employees.  The  Company  does  not  have  or  contribute  to any
               ---------
pension, profit-sharing, option, other incentive plan, or other Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974), or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits except as set forth in Schedule 3.05. Schedule 3.05 is a list of each employee and consultant and the compensation paid to each employee and consultant.

     3.06.     No  Violation  of  Employee  Contracts.  No  current  or  prior
               --------------------------------------
employee, consultant or Stockholder of the Company has any employment or consulting agreement with the Company, except as set forth in Schedule 3.06. To the knowledge of the Company and the Company Shareholder, no employee of the Company is in violation of any term of any contract, non-competition agreement, or any other contract or agreement or any restrictive covenant with, or any other common law obligation to, a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted by the Company or of the use of trade secrets or proprietary information of others. There is neither pending nor, to the Knowledge of the Company or the Company Shareholder, threatened, any actions, suits, proceedings, or claims with respect to any contract, agreement, covenant, or obligation referred to in the preceding sentence.

     3.07.     Contracts,  Agreements  and  Instruments.  Schedule 3.07 includes
               ----------------------------------------
the  following  documents  of  the  Company:

               3.07.01. True and correct copies of all material contracts, agreements and other instruments of the Company (including but not limited to the License Agreement), as well as verbal understandings, involving an obligation on the part of the Company to pay or to render services, individually or in the aggregate, in excess of $10,000 per year or to receive payments in excess of $10,000 per year.

               3.07.02. True and correct copies of all verbal and written contracts, arrangements, and understandings with officers, directors, and five percent or greater shareholders.

Except for matters which, in the aggregate, would not have a Material Adverse Effect or are otherwise disclosed in the Schedules attached hereto or in the Agreement, to the Knowledge of the Company and the Company Shareholder, no other party to any such contract, agreement, instrument, leases, or license is now in violation or breach of, or in default with respect to complying with, any material provision thereof, and each such contract, agreement, instrument, lease, or license contained in the Schedules hereto is in full force and effect and is the legal, valid, and binding obligation of the Company and is enforceable as to them in accordance with its terms. Neither the Company nor the Company Shareholder has Knowledge that any other party to any such contract listed in Schedule 3.07 has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding, except for matters which, in the aggregate, would not have a Material Adverse Effect; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way contained in the Schedules hereto, except for matters which, in the aggregate, would not have a Material Adverse Effect. The Company is not a member of a customer or user organization or of a trade association which relationship would be materially affected by the execution and performance of this Agreement.

3.08.     Consents  and Approvals; No Violation.  The execution and delivery and
          -------------------------------------
performance of this Agreement by the Company will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation, Bylaws or other organization documents of the Company, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined herein), or where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, (c) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, license (including the License Agreement), agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Company, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets.


     3.09.     Financial  Statements.  The  Company has delivered to Sportan the
               ----------------------
Company Financial Statements. The Company Financial Statements fairly presents in all material respects the financial position of the Company to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Company Financial Statements (including any related notes and schedules) in accordance with generally accepted accounting principles. The accounts receivable and any other contingent asset reflected on the latest balance sheet of the Company arose from bona fide transactions in the ordinary course of business, and, to the best of the Company's Knowledge, are not subject to any offset or counterclaim.

     3.10.     Undisclosed  Liabilities.  There  are  no  undisclosed  and/or
               ------------------------
contingent liabilities that may bear upon the value of the Company's business and its financial condition.

     3.11.     Permits and Licenses.  The Company has all permits, licenses, and
               --------------------
other similar authorizations necessary for the conduct of its business as now being conducted by it, and it is not in default in any respect under any such permits, licenses, or authorizations, except for the absence of which would not have a Material Adverse Effect. Such permits, licenses, and other similar authorizations of the Company are as set forth in Schedule 3.11. Except as set forth in Schedule 3.11, no royalties, commissions, or fees are payable by the Company to any person by reason of the ownership or use of any intangible property. The Company is the sole and exclusive owner of all of its assets, does not use any of its assets by the consent of any other person and is not required to and does not make any payments to others with respect thereto. Except as set forth in Schedule 3.11, there are no material licenses, sub-licenses, or agreements relating to the use of any intangible property of the Company now in effect, and the Company and the Company Shareholder have no Knowledge that any intangible property of the Company is being infringed by others. No claim that would have a Material Adverse Effect on the business of the Company is pending or, to the Knowledge of the Company, threatened, or has been made since the Company's inception to the effect that, nor does the Company have any Knowledge that, the operation of the Company's business or any method, process, part, or material that the Company employs, conflicts in any material way with, or infringes in any material way upon any rights of the type enumerated above, owned by others.

     3.12.    Properties.  The  Company  has  good  and  valid  title  to  all
              ----------
properties and assets used in its business or owned by it, free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except for liens for current taxes not yet due or disclosed on the Company's Last Balance Sheet).

               3.12.01. Attached as Schedule 3.12 is a true and complete list of all properties and assets owned, leased, or licensed by the Company, including with respect to such properties and assets leased or licensed by the Company, a description of such lease or license. All such properties and assets owned by the Company are reflected on the Company Last Balance Sheet. All properties and assets owned, leased, or licensed by the Company are in good and usable condition (reasonable wear and tear, which is not such as to have a Material Adverse Effect on the operation of the business of the Company, excepted).

               3.12.02. The properties and assets owned, leased, or licensed by the Company constitute all such properties and assets which are necessary to the business of the Company as presently conducted.

     3.13.    Hazardous  Materials.  The  Company  is  not  in  the  business of
              ---------------------
possession, transportation, or disposal of hazardous materials. If and to the extent that the Company's business has involved the possession, transportation, or disposal of hazardous materials, to the best of the Company's and the Company Shareholder's Knowledge, the Company has complied with any and all applicable laws, ordinances, rules, and regulations. To the Knowledge of the Company and the Company Shareholder, no employee of the Company has been exposed to hazardous materials such that exposure could cause damage to such employee.

     3.14.    Interest  in  Competitors.   Except as set forth in Schedule 3.14,
              -------------------------
no shareholder, officer or director of the Company, nor any spouse or child of any shareholder, officer or director with authority to enter into contracts on behalf of the Company, has any direct or indirect interest in any competitor, supplier, or customer of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business.

     3.15.    Tax  and Other Liabilities.  The Company does not have any present
              --------------------------
liability of any nature, accrued or contingent, of the type required to be reflected on a balance sheet or in appropriate footnotes prepared in accordance with GAAP, including, without limitation, liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers, which could have a Material Adverse Effect upon the Company, other than the following:

          i. Liabilities for which full provision has been made on the Company's Last Balance Sheet; and

          ii. Other liabilities arising since the date of the Company's Last Balance Sheet and prior to the Closing in the ordinary course of business which are not inconsistent with the representations and warranties of the Company or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set forth as provisions for taxes on the Company Last Balance Sheet are sufficient for all accrued and unpaid taxes of the Company, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the date of the Company's Last Balance Sheet or now in effect, for the period ended on such date and for all fiscal years prior thereto. The Company has filed all applicable tax returns required to be filed by it or has obtained applicable extensions and are not delinquent with respect to such extensions; have paid (or have established on the Company Last Balance Sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises, which are due and payable and have delivered to Sportan a true and correct copy of any report as to adjustments received by the Company from any taxing authority during the past five years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending.

     3.16.    Changes  or  Events.   Since  the Company Last Balance Sheet Date:
              -------------------

               3.16.01. There has been no event or condition affecting the Company which would have a Material Adverse Effect on the Company.

               3.16.02. The Company has not authorized, declared, paid or effected any dividend or liquidation or other distribution in respect of the Company Stock or other equity interest or any direct or indirect redemption, purchase or other acquisition of any equity interest of the Company.

               3.16.03. The Company has not had any changes in its condition (financial or otherwise), liabilities, assets, or business or in any of its business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

               3.16.04. The Company has not experienced any destruction of, damage to, or loss of any asset (regardless of whether covered by insurance) that, when considered individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

               3.16.05. The Company has not experienced any labor disputes that, when considered individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect.

               3.16.06. The Company has not made any changes in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates), except for any such changes as were required by law.

               3.16.07. The Company has not accepted a purchase order or quotation, arrangement or understanding for future sale of the products or services of the Company out of the ordinary course of business, which the Company expects will not be profitable.

               3.16.08. Other than in the ordinary course of business, the Company has not increased the salary or other compensation payable or to become payable by the Company to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person.

               3.16.09. The Company has not sold, leased, transferred, or assigned any of their assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

               3.16.10. No party has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $5,000 to which the Company is a party;

               3.16.11. The Company has not made any loans to any person or entity, or guaranteed any loan;

               3.16.12. The Company has not waived or released any right or claim of the Company;

               3.16.13. To the Knowledge of the Company or the Stockholders, the Company has not suffered any loss or any threatened loss of any permit, license, qualification, special charter or certificate of authority held or enjoyed or formerly held or enjoyed by the Company which loss has had or upon occurrence might reasonably be expected to have a Material Adverse Effect;

               3.16.14. The Company has operated its business in the ordinary course and consistent with past practices so as to preserve its business organization intact, to retain the services of its employees and to preserve its goodwill and relationships with suppliers, creditors, customers, and others having business relationships with it;

               3.16.15. The Company has not issued any note, bond or other debt security or created, incurred or assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations;

               3.16.16. The Company has not delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

          3.16.17. The Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property owned or licensed by the Company;

               3.16.18. The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees, outside the ordinary course of business; and

               3.16.19. The Company has not made any agreement to do any of the things described in the preceding clauses 3.16.01 through 3.16.18.

     3.17      Intellectual  Property. The Company does not own or have pending,
               ----------------------
nor  has  it  licensed,  any  Intel-
lectual Property, other than as described in Schedule 3.17 (the "Company Intellectual Property"). The Company Intellectual Property has not been the subject of any interference, opposition or cancellation proceedings. No Stockholder, employee of the Company or affiliate of the Stockholders, nor any other partnership or enterprise in which the Stockholders, any employee, or any relative or affiliate had or now has a 5% or greater ownership interest or other substantial interest, possesses any Intellectual Property which is used by the Company pursuant to any agreement or arrangement with such person. The Company has not received any written notice or written claim of infringement by the Company of the Intellectual Property of any third party. There is no infringement by others of the Intellectual Property of the Company. In addition,  the  Company  has  not  defaulted  on  the  License  Agreement.

     3.18.     NoDefaults.   The  consummation  of the transactions contemplated
               ----------
by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of any other agreement of the Company that will not be waived or released at Closing; (ii) a default or an event that will not be waived or released at Closing, and that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of the Company or of any lease, license (including the License Agreement), promissory note (including the 8% Convertible Subordinated Promissory Note), conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, any Intellectual Property, or arrangement to which the Company is a party or by which the Company or its assets are bound; (iii) an event that will not be waived or released at Closing and that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Company; (iv) the creation or imposition of any lien, charge, or encumbrance on any of the Company's assets; or (v) a violation of any law or any rule or regulation of any administrative agency or governmental body unrelated to the business or any order, writ, injunction or decree of any court, administrative agency or governmental body to which the Company is subject.

     3.19.     No Prohibited Payments.  Neither the Company nor any employee, or
               ----------------------
agent of the Company, has made or authorized any payment of funds of the Company or on behalf of the Company prohibited by law and no funds of the Company have been set aside to be used for any payment prohibited by law.

     3.20.     Insurance.  The  Company  represents  that  it  has  no insurance
               ---------
policies.

     3.21.     Completeness  of  Disclosure.  No  representation  or warranty in
               ----------------------------
this Agreement and no Appendix, Schedule, Exhibit, or certificate prepared by the Company pursuant hereto and no statement made or other document prepared by the Company and furnished to Sportan by the Company contains any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

     Each  of  the  Stockholders  represents  and  warrants  the  following:

     3.22.     Restricted  Stock.  Each Stockholder understands and acknowledges
               -----------------
that all of the shares of the common stock of Sportan to be issued to them shall be issued under an exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Consequently, the Stockholders understand and acknowledge that such common stock will be "restricted stock" as that term is defined in Rule 144 promulgated under the Act, and that (a) appropriate legends will be imprinted upon all certificates for the shares of common stock of Sportan to be issued to the Stockholders, and
(b) appropriate stop transfer orders will be entered in the stock transfer records of Sportan. In addition, the Stockholders represent his/her intention to acquire the shares of Sportan for his/her own account, for investment purposes only, and not with a view to any subsequent resale or distribution thereof.

     3.23.     Authorization.  All  action  on  the  part  of  the  individual
               -------------
Stockholders necessary for the authorization, execution and delivery of this Agreement by the Stockholders and the Company have been taken.

     3.24.     Title  to  the  Shares.  Each  of  the  Stockholders owns, and is
               ----------------------
transferring to Sportan at the Closing, good, valid and marketable title to the number of shares of Company Stock set forth opposite the name of the Stockholders on the signature page hereof, free and clear of all liens, claims, options and encumbrances whatsoever. Each Stockholder represents that there are no outstanding options, warrants or rights to purchase or acquire any of the Company Stock of the individual Stockholders nor is the Company Stock owned by each Stockholder subject to any voting agreements, pledges, shareholders agreement or lock-up agreement, or rights of first refusals. Each of the Stockholders represents that the shares of Company Stock being transferred represent all the Company securities, of any kind, held by such Stockholder.

     3.25.     Purchase  Entirely  for  His Own Account.  The Sportan securities
               ----------------------------------------
will be acquired for investment for each of the Stockholders' own account, not as a nominee or agent, and not with the view to the resale or distribution of any part thereof, and each of the Stockholders has no present intention of selling, granting any participation in, or otherwise distributing the Sportan securities. Each of the Stockholders have no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person with respect to any of the securities of Sportan.

     3.26.     Disclosure of Information.  Each of the Stockholders has reviewed
               -------------------------
the SEC Filings and has had the opportunity to ask questions of, and receive answers from, representatives of Sportan to obtain additional information regarding Sportan.

     3.27.     Accredited  Investor.  Each  Stockholder  hereby  represents that
               --------------------
he/she/it is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act of 1933.


                                   ARTICLE IV
                                   ----------
        REPRESENTATIONS AND WARRANTIES OF SPORTAN AND SPORTAN SHAREHOLDER

     Sportan and the Sportan Shareholder hereby agree, represent, and warrant to the Company, on the date of this Agreement and on the Closing Date, as follows:

     4.01.     Organization.  Sportan  (a)  is a corporation (i) duly organized,
               ------------
validly  existing and in good standing under the laws of the State of Texas, and
(ii) duly qualified and in good standing as a foreign corporation in each state in which it does business, except where the failure to so qualify would not have a Materially Adverse Effect on its business or assets, and (b) has the corporate power and authority to own its properties and to carry on its business as now being conducted.

     4.02     SEC Document.  Sportan has made all of its SEC Filings that it has
              ------------
been required to make under the Act, and the Securities Exchange Act of 1934, as amended ("Exchange Act"). As of their respective dates, each of the SEC Filings complied substantially in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. As of the Closing Date, the financial statements included in or incorporated by reference into the SEC Documents, including the related notes and schedules, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are substantially correct and complete in all respects, and are consistent with the books and records of Sportan.

     4.03.     Authority,  Binding  Agreement.  This Agreement has been approved
               -------------------------------
by the Board of Directors of Sportan. No consents, authorizations or approvals, whether of a governmental agency or instrumentality or otherwise, are necessary in order to enable Sportan to enter into and perform this Agreement. This
Agreement constitutes legal, valid and binding obligations of Sportan and is enforceable against Sportan in accordance with its terms.

     4.04.     Completeness  of  Disclosure.  No  representation  or warranty in
               ----------------------------
this Agreement and no Schedule prepared by Sportan pursuant hereto contains any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

     4.05.     Capitalization.  The authorized capital stock of Sportan consists
               --------------
of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 1,030,339 shares of common stock are outstanding, and no shares of preferred stock are outstanding. Additionally, we reserved 31,700 shares underlying convertible debt, options, and warrants outstanding. All issued and outstanding Shares are validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 4.05, (i) there are no options, warrants, convertible debentures or any other obligation that require Sportan to issue additional shares of capital stock and (ii) none of the holders of Sportan common stock have anti-dilution rights, rights of first refusals, subscription rights or rights to purchase issuances of additional shares.

     4.06.     Tax  and OtherLiabilities.  Except as set forth in Schedule 4.06,
               -------------------------
Sportan does not have any present liability of any nature, accrued or contingent, of the type required to be reflected on a balance sheet or in appropriate footnotes prepared in accordance with GAAP, including, without limitation, liabilities for federal, state, local, or foreign taxes and liabilities to customers or suppliers, which could have a Material Adverse Effect upon Sportan, other than the following:

          i. Liabilities for which full provision has been made on Sportan's balance sheet for the period ended December 31, 2003; and

          ii. Other liabilities arising since the date of Sportan's balance sheet for the period ended December 31, 2003 and prior to the Closing in the ordinary course of business which are not inconsistent with the representations and warranties of Sportan or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set forth as provisions for taxes on Sportan's last balance sheet are sufficient for all accrued and unpaid taxes of Sportan, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the date of Sportan's last balance sheet or now in effect, for the period ended on such date and for all fiscal years prior thereto. Sportan has filed all applicable tax returns required to be filed by it or has obtained applicable extensions and are not delinquent with respect to such extensions; have paid (or have established on Sportan's last balance sheet a reserve for) all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises, which are due and payable and have delivered to the Company a true and correct copy of any report as to adjustments received by Sportan from any taxing authority during the past five years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending.

     4.07.     Monies  Owed  to  Sportan  Shareholder.  Except  as  set forth in
                                 --------------------
Schedule 4.07, Sportan Shareholder is owed no additional monies from Sportan under the Settlement and Release Agreement, and Sportan Shareholder has no right, option, or warrant to purchase Sportan common stock. In addition, Sportan Shareholder represents and warrants that his family members are owed no monies from Sportan and have no right, option, or warrant to purchase Sportan common stock. Except as set forth in Schedule 4.07, Sportan Shareholder is owed no monies for any loans, expenses, or claims that Sportan Shareholder has with Sportan.

                                    ARTICLE V
                                    ---------
                      CONDITIONS TO OBLIGATIONS OF SPORTAN

     The obligations of Sportan under this Agreement are subject, at the option of Sportan, to the following conditions:

     5.01.     Accuracy  of Representations and Compliance with Conditions.  All
               -----------------------------------------------------------
representations and warranties of Company or the Stockholders contained in this Agreement shall be accurate when made and, in addition, shall be materially accurate as of the Closing as though such representations and warranties were then made by Company or such Stockholders on the part of Company or any of the Stockholders. As of the Closing, the Company and the Stockholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement.

     5.02.     Other Closing Documents.  Company and the Stockholders shall have
               -----------------------
delivered to Sportan at or prior to the Closing such other documents as Sportan may reasonably request in order to enable Sportan to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.
     5.03.     Review  of  Proceedings.  All  actions, proceedings, instruments,
               -----------------------
and documents required to carry out this Agreement, or any agreement incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Sportan, and the Company shall have furnished such counsel for Sportan such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

     5.04.     Legal Action.  There shall not have been instituted or threatened
               ------------
any legal proceeding relating to, or seeking to prohibit or otherwise challenging the consummation of, the transactions contemplated by this Agreement or related agreements or to obtain substantial damages with respect thereto.

     5.05.     No  Governmental  Action.  There  shall  not have been any action
               ------------------------
taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of
Sportan:

               5.05.01. Makes any of the transactions contemplated by this Agreement illegal;

               5.05.02. Results in a delay which affects the ability of Sportan to consummate any of the transactions contemplated by this Agreement; or

               5.05.03. Otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to Sportan of the transactions contemplated by this Agreement.

     5.06.     Contractual Consents Needed.  The parties to this Agreement shall
               ---------------------------
have  obtained  at  or  prior  to  the
Closing all consents required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of their respective businesses, properties, or assets are subject, except where the failure would not have a Material Adverse Effect.

     5.07.     Deliveries  by  Company  and  Stockholders:
               -------------------------------------------

               5.07.1. The Company shall deliver a Certificate of President of Company in the form of Schedule 5.07.1.

               5.07.2. Each Stockholder shall deliver a Certificate of Stockholders in the form attached hereto as Schedule 5.07.2.

               5.07.3. Company shall deliver Company Financial Statements compliant with Regulation S-B.

               5.07.4. Messrs. Lau, Mackler, Fritzsche, Jarkesy, Klausmeyer, Strawn and Gow shall deliver a Lock-Up/Leak-Out Agreement in the form of
     Schedule  5.07.4.

               5.07.5. The Company shall deliver an intellectual property legal opinion in the form attached hereto as Schedule 5.07.5.

               5.07.6. Each stockholder shall deliver certificates owned by each shareholder and duly executed stock powers in denomination set forth in Schedule 2.01.

               5.07.7. Company Shareholder shall deliver a signed Escrow Agreement as set forth in Schedule 5.07.7.

               5.07.8. Pursuant to the Escrow Agreement, Company Shareholder shall deliver a Sportan stock certificate in the amount of 100,000 shares of Sportan common as set forth in Schedule 5.07.8.

               5.07.9. Company shall deliver Assumption Agreements (assuming the Employee Agreements and Director Agreements) as set forth in Schedule 5.07.9.

               5.07.10. Company shall deliver Signature Pages of each Stockholder.
               5.07.12. The Company shall deliver signed debt-to-equity conversion agreements where $248,000 dollars of debt will convert into 620,000 shares of Company Stock in the form of agreement attached hereto as
     Schedule  5.07.12.

               5.07.13. Robert H. Gow shall deliver his Employment Termination Letter.

               5.07.14.  George  R.  Jarkesy,  Jr.  Conflict  Letter



                                   ARTICLE VI
                                   ----------
                        CONDITIONS TO OBLIGATIONS OF THE
                           COMPANY AND THE STOCKHOLDER

     The obligations of the Company and the Stockholders under this Agreement are subject, at the option of the Company and the Stockholders, to the following conditions:

     6.01.     Accuracy  of Representations and Compliance with Conditions.  All
               -----------------------------------------------------------
representations and warranties of Sportan contained in this Agreement shall be accurate when made and, in addition, shall be materially accurate as of the Closing as though such representations and warranties were then made by Sportan on the part of Sportan. As of the Closing, Sportan shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with at or before such time by this Agreement.

     6.02.     Other  Closing  Documents.  Sportan  shall  have delivered to the
               -------------------------
Company, at or prior to the Closing, such other documents as the Company may reasonably request in order to enable the Company to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     6.03.     Review  of  Proceedings.  All  actions, proceedings, instruments,
               -----------------------
and documents required to carry out this Agreement, or any agreement incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to the Company and Sportan shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

     6.04.     Legal Action.  There shall not have been instituted or threatened
               ------------
any legal proceeding relating to, or seeking to prohibit or otherwise challenging the consummation of, the transactions contemplated by this Agreement or related agreements set forth as an exhibit hereto, or to obtain substantial damages with respect thereto.

     6.05.     No  Governmental  Action.  There  shall  not have been any action
               ------------------------
taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Company:

               6.05.01. Makes any of the transactions contemplated by this Agreement illegal;

               6.05.02. Results in a delay which affects the ability of the Company to consummate any of the transactions contemplated by this Agreement;

               6.05.03. Otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to the Company or the Stockholder of the transactions contemplated by this Agreement.

     6.06.     Other  Agreements.  Agreements set forth as exhibits or schedules
               -----------------
to this Agreement shall have been duly authorized, executed, and delivered by the Parties thereto at or prior to the Closing, shall be in full force, valid and binding upon the Parties thereto, and enforceable by them in accordance with their terms at the Closing, and no party thereto at any time from the execution thereof until immediately after the Closing shall have been in violation of or in default in complying with any material provision thereof.

     6.07.     Deliveries  by  Sportan:
               ------------------------

               6.07.1. Sportan shall deliver a Certificate of President of Sportan in the form of Schedule 6.07.1.

               6.07.2. Sportan shall deliver shares of Sportan stock in denominations as set forth in Schedule 2.01.

               6.07.3. Sportan shall deliver a Hold Harmless Letter as set forth in Schedule 6.07.3.

               6.07.4. Sportan shall deliver a signed Escrow Agreement as set forth in Schedule 6.07.4.

               6.07.5. Pursuant to the Escrow Agreement, Sportan Shareholder shall deliver a Sportan stock certificate in the amount of 10,000 shares of Sportan common as set forth in Schedule 6.07.5.

               6.07.6. Sportan shall deliver Board of Directors resolutions acknowledging that its officers and directors will resign and be replaced by Company officers and directors.

               6.07.7. Jason Otteson, George Jarkesy, and Brewer & Pritchard, P.C. shall deliver a Lock-Up/Leak-Out Agreement in the form of Schedule
     6.07.7. Sportan shall enter a registration rights agreement with George Jarkesy, Jason Otteson, and Brewer & Pritchard, P.C. in the form of Exhibit "A" to Schedule 6.07.7.

               6.07.8. Sportan Shareholder shall deliver his Expiration of Employment Agreement Acknowledgement.



                                   ARTICLE VII
                                   -----------
                     COVENANTS AND AGREEMENTS OF THE COMPANY

     The  Company  covenants  and  agrees  as  follows:

     7.01     Public  Statements.  Before  the  Company  shall  release  any
              ------------------
information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, the Company shall cooperate with Sportan, shall furnish drafts of all documents or proposed oral statements to Sportan for comment, and shall not release any such information without the written consent of Sportan. Nothing contained herein shall prevent the Company from furnishing any information to any governmental authority if required to do so by law.

     7.02.     Information.  The Company agrees that it will not, and will cause
               -----------
it  representatives  not  to,  use  any
information obtained pursuant to this Agreement, as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Company shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement), as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, unless such information (i) was already known to the Company,
(ii) is disclosed with the prior written approval of the party to which such information pertains, (iii) is already present in the public domain, or (iv) is required to be disclosed by law. In the event that this Agreement is terminated or the transactions contemplated hereby shall otherwise fail to be consummated, the Company shall promptly cause all copies of documents or extracts thereof containing information and data as to Sportan to be returned to Sportan.

     7.03.     No  Adverse  Actions.  Sportan  agrees  that it will not take any
               --------------------
action from the date hereof to the Closing inconsistent with its representations, warranties, and covenants contained herein.


                                  ARTICLE VIII
                                  ------------
                       COVENANTS AND AGREEMENTS OF SPORTAN

     Sportan  covenants  and  agrees  as  follows:

     8.01.     Public  Statements.  Before Sportan shall release any information
               ------------------
concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, Sportan shall cooperate with the Company, shall furnish drafts of all documents or proposed oral statements to the Company for comment, and shall not release any such information without the written consent of the Company. Nothing contained herein shall prevent Sportan from furnishing any information to any governmental authority if required to do so by law.

     8.02.     Information.  Sportan  agrees that it will not, and will cause it
               -----------
representatives not to, use any information obtained pursuant to this Agreement, as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Sportan shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Agreement), as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement, unless such information (i) was already known to Sportan, (ii) is disclosed with the prior written approval of the party to which such information pertains, (iii) is already present in the public domain, or (iv) is required to be disclosed by law. In the event that this Agreement is terminated or the transactions contemplated hereby shall otherwise fail to be consummated, the Company shall promptly cause all copies of documents or extracts thereof containing information and data as to the Company to be returned to the Company.

     8.03.     No  Adverse  Actions.  Sportan  agrees  that it will not take any
               --------------------
action from the date hereof to the closing of this Agreement which would adversely affect Sportan.


                                   ARTICLE IX
                                   ----------
                                 INDEMNIFICATION

     9.01.     Indemnification  by  the  Company  Shareholder.  The  Company
               ----------------------------------------------
Shareholder shall indemnify, defend and hold harmless Sportan against any damage, loss, claim, liability, cost or expense, including reasonable fees and disbursements of counsel, accountants, experts and other consultants (collectively, "Damages"), resulting from, arising out of, or based upon any
                 -------
misstatement or omission from any representation by, or any breach of warranty, covenant or agreement of the Company or the Company Shareholder contained herein ("Other Liabilities"). The maximum amount of indemnification shall be the lesser of 100,000 shares of Sportan common stock or $300,000. Company Shareholder agrees that upon the date of the signing of this Agreement, Company Shareholder shall deliver to escrow agent shares of Sportan common stock as provided in Section 5.07.8.

     9.02.     Indemnification  by Sportan Shareholder.  The Sportan Shareholder
               ---------------------------------------
shall indemnify, defend and hold harmless Sportan from and against any Damages resulting from, arising out of, based upon or occasioned by any misstatement or omission from any representations by, or any breach of warranty, covenant or agreement of, Sportan Shareholder contained herein. The maximum amount of indemnification shall be the lesser of 10,000 shares of Sportan common stock or $100,000. Sportan Shareholder agrees that upon the date of the signing of this Agreement, Sportan Shareholder shall deliver to escrow agent shares of Sportan common stock as provided for in Section 6.07.5.

     9.03     Indemnification  Procedures.  Promptly  after  receipt  by a party
              ---------------------------
(the  "Indemnitee"),  of notice of any action, suit, proceeding, audit, claim or
       ----------
potential claim (any of which is hereinafter individually referred to as a "Circumstance"), which could give rise to a right to indemnification for damages
 ------------
pursuant to Sections 9.01 or 9.02, the Indemnitee shall give the party who may become obligated to provide indemnification hereunder (the "Indemnitor") written
                                                            ----------
notice  describing the Circumstance in reasonable detail; provided, that failure
                                                          --------
of an Indemnitee to give such notice to the Indemnitor shall not relieve the Indemnitor from any of its indemnification obligations hereunder unless (and then only to the extent) that the failure to give such notice prejudices the defense of the Circumstance by the Indemnitee. Such Indemnitor shall have the right, at its option and upon its acknowledgment to the Indemnitee of Indemnitor's liability to indemnify Indemnitee in respect of such asserted liability, to compromise or defend, at its own expense and by counsel selected by Indemnitor, any such matter involving the asserted liability of the Indemnitee; provided, that any such compromise (i) shall include as an
             --------
unconditional term thereof, the giving by the claimant or the plaintiff to such Indemnitee of a release from all liability in respect of such claim and (ii) shall not result in the imposition on the Indemnitee of any remedy other than monetary damages to be paid in full by the Indemnitor pursuant to this Section
9.03. If any Indemnitor shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee agrees to, and to cause its own independent counsel to, cooperate fully with the Indemnitor and its counsel in the compromise of, or defense against, any such asserted liability. All reasonable out-of-pocket costs and expenses incurred by the Indemnitee in connection with such cooperation (including, without limitation, the reasonable fees and expenses of the Indemnitee's own independent counsel) shall be borne by the Indemnitor. Under no circumstances shall the Indemnitee compromise any such asserted liability without the written consent of the Indemnitor (which consent shall not be unreasonably withheld), unless the Indemnitor shall have failed or refused to undertake the defense of any such asserted liability after a reasonable period of time has elapsed following the notice of a Circumstance received by such Indemnitor pursuant to this Section 9.03. Alternatively, Indemnitor may satisfy his indemnity obligation by returning for cancellation his Sportan common stock held in escrow to Sportan. Promptly after receipt by the Indemnitee of notice of any Circumstance, Indemnitee shall give Indemnitor and Escrow Agent written notice describing the Circumstance in reasonable detail. The Indemnitor has the right to instruct the Agent to deliver to Sportan Indemnitor's shares of Sportan common stock in the amount necessary to satisfy the value of the claim. Upon receipt of Indemnitor's shares of Sportan common stock, Sportan shall cancel and return to treasury the amount of Sportan common stock necessary to satisfy the indemnification obligation. Sportan's common stock value shall be determined by the last five days' average sales price prior to the date upon which indemnification is called. If any shares of Sportan common stock remain, Sportan shall deliver a new stock certificate with remaining Sportan shares to escrow agent.

     9.04.     Termination.  Indemnification  obligations  of  the  Company
               -----------
Shareholder and Sportan Shareholder terminate twelve months after the date of the signing of this Agreement provided, however, that the escrow period will be extended if there is a claim made during the twelve-month period.


                                    ARTICLE X
                                    ---------
                                  MISCELLANEOUS

     10.01.    Expenses.  Sportan  and  the  Company  shall  each  be  solely
               --------
responsible for and bear all of its own respective expenses, including, without limitation, expenses of legal counsel, accountants, financial and other advisors, incurred at any time in connection with pursuing or consummating the definitive agreements and the Transaction contemplated herein.

     10.02.    Brokerage  and  Other  Fees.  Each party shall be responsible for
               ---------------------------
the fees of their respective brokers and/or professionals (including, without limitation, legal and accounting fees) engaged to assist in the preparation, negotiation and counseling with respect, and relating, to this Agreement and consummation of the transactions contemplated herein, as well as their respective out-of-pocket expenses.

     10.03.    Further Actions. At  any  time and from time to time, the parties
               ---------------
agree, at their expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     10.04.    Understanding  and  Advice  of  Counsel.  The  Company,  the
               ----------------------------------------
Stockholders, and Sportan have had the assistance of separate counsel (including, without limitation, tax counsel) in carefully reviewing, discussing and considering all terms of this Agreement; and, with the benefit of such advice by counsel, who has read and considered this Agreement, have agreed to execute the same. This Agreement shall not be construed against or unfavorably to any party because of such party's involvement in the preparation or drafting of this Agreement.

     10.05.    Modification.  The  Agreement  and  the  schedules  and  exhibits
               ------------
hereto set forth the entire understanding of the parties with respect to the subject matter hereof supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by the Parties.

     10.06.    Notices.  Any notice or other communication required or permitted
               -------
to be given hereunder shall be in writing and shall be delivered by personal delivery or by overnight delivery or mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth on the signature page to this Agreement. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of receipt thereof.

     10.07.    Waiver.  Any  waiver by any party of a breach of any provision of
               ------
this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and, in the case of a corporate party, be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

     10.08.    Binding  Effect.  The  provisions  of  this  Agreement  shall  be
               ---------------
binding upon and inure to the benefit of each party's respective successors, assigns, heirs, and personal representatives.

     10.09.    No  Third-Party  Beneficiaries.  This  Agreement does not create,
               ------------------------------
and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     10.10.    Severability.  If  any  provision  of  this Agreement is invalid,
               ------------
illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     10.11.    Headings.  The  headings  of  this  Agreement  are  solely  for
               --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     10.12.    Counterparts, GoverningLaw;Venue.  This Agreement may be executed
               --------------------------------
in any number of counterparts (facsimile signatures are sufficient), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to conflict of laws. Venue of any dispute concerning this Agreement shall be exclusively in Harris County, Texas.

     10.13.1.  Survival of Representations and Warranties.  All representations,
               ------------------------------------------
warranties,  covenants  and  agree-
ments made by any party to this Agreement shall survive for a period of twelve months after the Closing, and upon expiration of such period, such representations and warranties shall expire.

     10.14.    Entire Agreement; Assignment.  This Agreement (a) constitutes the
               ----------------------------
entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and
(b)  shall  not  be  assigned  by  operation  of  law  or  otherwise.

     10.15.    Post-Closing.  The  parties  agree  to execute, deliver, and take
               ------------
action post-closing as necessary to effectuate any transaction herein contemplated.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date written in the preamble of this Agreement.


SPORTAN UNITED INDUSTRIES, INC., A TEXAS     PHARMAFRONTIERS CORP., A TEXAS
CORPORATION                                  CORPORATION


By:                                          By:
   ----------------------------------------     --------------------------------
   Jason G. Otteson, President                  Warren C. Lau, President

Address:  3170 Old Houston Rd.               Address: 10211 Silver Leaf Lane
          Huntsville, TX 77340                        Tomball, TX 77375


SPORTAN STOCKHOLDER:                         COMPANY SHAREHOLDER:


-------------------------------------------  -----------------------------------
     Jason G. Otteson                             Warren C. Lau

Number of Shares of Sportan Stock _________  Number of Shares of Company Stock:
                                             _____________


Address:  _____________________________      Address:  12011 Silver Leaf Lane
          _____________________________                Tomball, TX 77375


STOCKHOLDER:


_______________________________________

Print Name:  __________________________

Address:  _____________________________